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                                                                       EXHIBIT A

                                 AMENDMENT NO. 1
                                       TO
                   UNDERSTANDING AS TO JOINT VENTURE AGREEMENT

         This Amendment No. 1 ("Amendment") is made and entered into this 7th day of December, 1999 by and between Diversified Opportunities Group Ltd. ("DOGL") and Black Hawk Gaming & Development Company, Inc. ("Black Hawk").

         WHEREAS, the parties hereto entered into that certain Understanding As To Joint Venture Agreement ("Understanding") as of November 12, 1996; and

         WHEREAS, Black Hawk no longer wishes to be obligated to offer a participation in new ventures to DOGL pursuant to the Understanding; and

         WHEREAS, DOGL is willing to forego any such participation rights; and

         WHEREAS, Black Hawk is willing to relinquish its rights under the Understanding and otherwise waive all future claims with respect to certain DOGL activities from the corporate opportunity doctrine.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, the value and sufficiency of which is acknowledged by each party hereto, it has been and is agreed by the parties as follows:


         1. Paragraph 3 of the Understanding is hereby eliminated in its entirety, effective the date hereof, and shall be of no further force or effect. All other paragraphs of the Understanding shall continue in full force and effect except as modified hereby.

         2. One year after such time that Jeffrey P. Jacobs ceases to be an officer and director of Black Hawk and ceases to own beneficially, sufficient shares of Black Hawk to elect a majority of the Directors of Black Hawk, Paragraph 2 of the Understanding shall be eliminated in its entirety and shall be of no further force or effect.

         3. Paragraph 2 of the Understanding is amended by adding the following sentence at the end of the Paragraph:

         "Also excepted from the operation of this Paragraph are:

                  A. The purchase, operation, maintenance on a joint venture basis or otherwise of any slot and/or video poker route (including those in restaurants, grocery stores and truck stops) and any related vending business, wherever situated; and
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                  B. The purchase or operation, on a joint venture basis or
         otherwise, of wagering of any type related to a pari-mutuel license, wherever situated, whether involving live racing events, satellite wagering or otherwise."

         4. Pursuant to a resolution of the Board of Directors of Black Hawk, Black Hawk hereby waives any right it has under the Understanding to participate in the activities described in Paragraph 3 of this Amendment as well as any claims that Black Hawk could assert as a result of DOGL, its affiliates and their respective officers and directors investigation or pursuit of such activities.

         5. The Understanding as amended by this Amendment may be assigned by DOGL only to persons who are under common control with or controlled through equity ownership or voting control by DOGL or Jeffrey P. Jacobs.

         6. This Amendment shall be governed by and construed under the laws of the State of Colorado.

                                      DIVERSIFIED OPPORTUNITIES GROUP LTD.

                                      By: Jacobs Entertainment Ltd., its Manager

                                          By: /s/ Jeffery P. Jacobs
                                             -----------------------------------
                                          Title: President
                                                --------------------------------

                                      BLACK HAWK GAMING & DEVELOPMENT
                                      COMPANY, INC.

                                      By:   /s/ Stephen R. Roark
                                           -------------------------------------
                                            Stephen R. Roark, President

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